Ex. 32-b
                                CERTIFICATION BY
                             CHIEF FINANCIAL OFFICER
                     TRUSTMARK CORPORATION AND SUBSIDIARIES
                         PURSUANT TO 18 U.S.C. ss. 1350


Pursuant to 18 U.S.C. Section 1350 and in connection with the quarterly report on Form 10-Q of Trustmark Corporation for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Zach L. Wasson, Treasurer (Principal Financial Officer), hereby certifies the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trustmark Corporation.


BY:   /s/ Zach L. Wasson
      ------------------
      Zach L. Wasson
      Treasurer (Principal Financial Officer)


DATE: May 7, 2004